Exhibit 10.3

WARRANT EXERCISE AND DEBT EQUITIZATION AGREEMENT
This Warrant Exercise and Debt Equitization Agreement (this “Agreement”) is dated as of January 31, 2020 (the “Effective Date”), between Amyris, Inc., a Delaware corporation (the “Company”) and the undersigned investor (the “Holder”).
WHEREAS, (i) on each of July 29, 2015, February 12, 2016, April 16, 2019, April 26, 2019, May 14, 2019, August 14, 2019, August 28, 2019, October 11, 2019 and November 27, 2019, the Company issued to the Holder certain common stock purchase warrants (as such common stock purchase warrants have been amended or otherwise modified prior to the date hereof, the “Warrants”), which Warrants are currently exercisable (at the exercise prices set forth on Exhibit A) for an aggregate of 19,287,780 shares (the “Warrant Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a weighted average exercise price of approximately $2.84 per share and with an aggregate exercise price of $54,767,092.12, (ii) on each of April 8, 2019, June 11, 2019, July 10, 2019, July 26, 2019 and August 28, 2019, the Company and the Holder entered into certain Credit Agreements (the “Prior Credit Agreements”), pursuant to which the Holder made unsecured loans to the Company in an aggregate principal amount of $51,500,000, of which amount $32,500,000 in principal (the “Prior Credit Agreement Rollover Amount”) was added and made subject to the LSA (as defined below) and the related principal indebtedness under the applicable Prior Credit Agreement cancelled, and (iii) the Amended and Restated Loan and Security Agreement, dated October 28, 2019 (the “LSA”), by and among the Company, certain of the Company’s subsidiaries and the Holder, under which there is currently outstanding $91,041,000 in principal amount of secured indebtedness of the Company, including the Prior Credit Agreement Rollover Amount.
WHEREAS, as partial consideration for, and as a condition to, the Holder's agreement to exercise certain of the Warrants on the terms set forth in this Agreement, the Company and the Holder entered into certain Warrant Amendment Agreements to modify the exercise price of certain of the Warrants as reflected on Exhibit A.
WHEREAS, subject to the terms and conditions set forth in this Agreement, the Holder has agreed to (i) exercise certain of the Warrants, or portions thereof, in accordance with the terms of such Warrants and (ii) pay the exercise price thereof through the cancellation of amounts owing by the Company to the Holder under the Prior Credit Agreements and/or the LSA, as further set forth herein.

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company and the Holder have agreed that the Company shall repay portions of amounts owed by the Company to the Holder under the Prior Credit Agreements and/or the LSA through the issuance of shares of Common Stock (the “New Shares” and, together with the Warrant Shares, the “Issued Shares”) and Rights to purchase Common Stock at a purchase price of $2.87 per share (the “Rights”).

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Holder agree as follows:

1.Exercise of Warrants; Purchase of New Shares; Cancellation of Indebtedness.
(a)    Exercise of Warrants. On the date hereof, the Holder shall duly execute and deliver to the Company irrevocable Notices of Exercise with respect to certain of the Warrants, or portions thereof, as set forth on Exhibit A (such Warrants or portions thereof, the “Exercised Warrants”), in the form attached to the applicable Warrant (the “Notices of Exercise”), which Notices of Exercise shall indicate that the Holder is exercising the applicable Warrant, or portion thereof, for cash (such aggregate cash exercise price, the “Exercise Price”).
(b)    Issuance of New Shares. On the date hereof, the Holder agrees to purchase the number of New Shares and Rights as set forth on Exhibit A, for the purchase price set forth on Exhibit A (such aggregate purchase price, the “Purchase Price”)
(c)    Cancellation of Indebtedness. The Holder and the Company agree that (i) the Exercise Price to be paid by the Holder upon exercise of the Exercised Warrants and (ii) the Purchase Price to be paid by the Holder for the New Shares and Rights shall be satisfied through the cancellation of an equal amount of outstanding indebtedness (including, without limitation, principal, accrued interest thereon, late fees and other fees) owing by the Company to the Holder under the Prior Credit Agreements and/or the LSA (the “Cancelled Debt”), as set forth on Exhibit B. The Holder and the Company further agree that, notwithstanding anything to the contrary contained in the Prior Credit Agreements or the LSA, as applicable, or any promissory notes relating thereto, there shall be no charges or fees payable by the Company as a result of the cancellation of the Cancelled Debt pursuant to this Agreement, including without limitation any prepayment or similar charges or fees.
(d)    Delivery of Issued Shares. No later than the second (2nd) business day after the date hereof, the Company shall cause the Issued Shares to be delivered to the Holder (or its designee) in accordance with the delivery instructions set forth in the applicable Notice of Exercise .
(e)    Return of Certificates and Instruments. As promptly as practicable after the date hereof, the Holder shall return to the Company (i) the certificates evidencing the Exercised Warrants (or a lost warrant affidavit in form and substance satisfactory to the Company), solely if such Warrant is exercised in full pursuant to the applicable Notice of Exercise, and (ii) any promissory notes or similar instruments evidencing the indebtedness set forth on Exhibit B (or a lost note affidavit in form and substance satisfactory to the Company), solely to the extent that any indebtedness under such promissory note or similar instrument is cancelled in full and thus constitutes Cancelled Debt pursuant to Section 1(b).
2.    Registration Rights.
(a)    Within 30 calendar days of the date hereof, the Company shall file with the Commission a registration statement on Form S-1 or Form S-3, as applicable (a “Registration Statement”) providing for the resale by the Holder of the New Shares and shares of Common Stock issuable upon exercise of the Rights (the “Right Shares” and, together with the New Shares, the “Registrable Securities”). The Company shall use commercially reasonable efforts to (i) cause the Registration Statement to become effective within 120 days following the date hereof and (ii)

keep the Registration Statement effective at all times until (x) the Purchaser does not beneficially own any Registrable Securities or (y) the Registrable Securities may be resold by the Purchaser under Rule 144 of the Securities Act without volume limitations.
3.    Miscellaneous.
(a)    Further Assurances. Each party hereto shall promptly execute and deliver such further agreements and instruments, and take such further actions, as the other party may reasonably request in order to carry out the purpose and intent of this Agreement.
(b)    Governing Law; Jurisdiction; Jury Trial. This Agreement shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of California. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City and County of San Francisco for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
(c)    Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
(d)    Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
(e)    Complete Agreement. This Agreement represents the entire agreement and understandings between the parties concerning the transactions and the other matters described herein and supersedes and replaces any and all prior agreements and understandings solely withrespect to the subject matter hereof. Except as expressly set forth herein, nothing herein shall amend, modify or waive any term or condition of the Warrants, the Prior Credit Agreements or the LSA.
(f)    Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (iii) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be as set forth below or to such other address, facsimile number and/or e-mail address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.
If to the Company:
AMYRIS, INC.
[________]
Attention: [________]
Facsimile: [________]
Email: [________]
If to the Holder:
FORIS VENTURES, LLC
[________]
Attention: [________]
Email: [________]

Copy to:

GOODWIN PROCTER LLP
Attention: [________]
[________] 28th Floor
[________]
Email: [________]

(g)    Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.
(h)    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).
(i)    Interpretation. Unless the context of this Agreement clearly requires otherwise, (i) references to the plural include the singular, the singular the plural, the part the whole, (ii) references to any gender include all genders, (iii) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (iv) references to “hereunder” or “herein” relate to this Agreement.
(j)    No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.
(k)    No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
[signature page follows]

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

AMYRIS, INC.

By: /s/ Kathleen Valiasek
Name: Kathleen Valiasek
Title: Chief Business Officer

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

HOLDER:

FORIS VENTURES, LLC

By: /s/ Barbara S. Hager
Name: Barbara S. Hager
Title: Manager